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                  AMENDMENT NO. 2 TO PREFERRED STOCK AGREEMENT

         AMENDMENT NO. 2 (the "Amendment") dated as of January , 2003 to the Preferred Stock Agreement dated as of November 29, 1994, as amended by Amendment No. 1 to Preferred Stock Agreement dated as of September 6, 1999 (as so amended, the "Preferred Stock Agreement") between Philippine Long Distance Telephone Company, a corporation organized under the laws of the Republic of the Philippines, and its successors (the "Company") and JPMorgan Chase Bank, as successor depositary.

                              W I T N E S S E T H:
                               - - - - - - - - - -

         WHEREAS, the Company and Citibank, N.A. entered into the Preferred Stock Agreement for the purposes set forth therein;

         WHEREAS, Citibank, N.A. and all holders from time to time of Global Depositary Receipts (the "GDRs") evidencing Global Depositary Shares ("GDSs") representing Series III Convertible Preferred Stock of the Company ("Shares") entered into a Preferred Stock Deposit Agreement dated as of November 29, 1994, as amended by Amendment No. 1 to Preferred Stock Deposit Agreement dated as of September 6, 1999 (as so amended, the "Deposit Agreement");

         WHEREAS, the Citibank, N.A. has resigned as depositary under the Deposit Agreement and the Preferred Stock Agreement and the Company has appointed JPMorgan Chase Bank as successor depositary under the Deposit Agreement and the Preferred Stock Agreement;

         WHEREAS, JPMorgan Chase Bank has accepted its appointment as successor depositary (the "Depositary") under the Deposit Agreement and the Preferred Stock Agreement;

         WHEREAS, the Company desires to continue to provide for the deposit of Shares with the Depositary or the Custodian as agent for the Depositary and for the execution and delivery of GDRs evidencing GDSs representing the Shares so deposited;





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         WHEREAS, the Company and the Depositary desire to amend and supplement the terms of the Preferred Stock Agreement inter alia to reflect the appointment of JPMorgan Chase Bank as the successor depositary.

         NOW, THEREFORE, the Company and the Depositary hereby amend and supplement the Preferred Stock Agreement, effective as of the Effective Date set forth in Section 4.01 hereof, as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Section 1.01. Definitions. All capitalized terms used but which are not otherwise defined herein shall have the respective meanings given to them in the Preferred Stock Agreement or if not so defined in the Preferred Stock Agreement then as defined in the Deposit Agreement.

                                   ARTICLE II
                     AMENDMENT TO PREFFERED STOCK AGREEMENT

         Section 2.01. Except with respect to the Custodian, all references in the Preferred Stock Agreement to "Citibank, N.A." or the "Depositary" shall be references to "JPMorgan Chase Bank".

         Section 2.02. The first two sentences of Section 10 of the Preferred Stock Agreement are amended to read as follows:

         The Depositary will not resign as Depositary under the Deposit Agreement and terminate this Agreement unless it has given 30 days' written notice of its election so to do to the Company, such resignation and termination to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided. The Company may remove the Depositary under the Deposit Agreement on 30 days prior written notice of its election so to do to the Depositary.

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         In case at any time the Depositary acting under the Deposit
         Agreement shall resign or be removed, the Company shall use its best efforts to name a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York.

         Section 2.03. The address of the Depositary set forth in second paragraph of Section 14 of the Preferred Stock Agreement is amended to read:

         JPMorgan Chase Bank, 1 Chase Manhattan Plaza, 40th Floor, New York, New York 10081, Attention: GDR Department, Fax: (212) 552-4084.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         SECTION 3.01. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Depositary, that:

     (a) This Amendment, when executed and delivered by the Company, will be duly and validly authorized, executed and delivered by the Company, and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

     (b) In order to ensure the legality, validity, enforceability or admissibility into evidence of this Amendment and the Preferred Stock Agreement amended hereby, and any other document furnished hereunder or thereunder in The Republic of the Philippines, neither of such agreements need to be filed or recorded with any court or other authority in The Republic of the Philippines, nor does any stamp or similar tax or governmental charge need to be paid in The Republic of the Philippines on or in respect of such agreements; and

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     (c) All relevant information provided to the Depositary by the Company in connection with this Amendment is in every material respect true, accurate and correct, in the context in which they were provided.

         SECTION 3.02. Representations and Warranties of the Depositary. The Depositary represents and warrants to, and agrees with, the Company, that:

     (a) This Amendment, when executed and delivered by the Depositary, will be duly and validly authorized, executed and delivered by the Depositary, and constitutes the legal, valid and binding obligation of the Depositary, enforceable against the Depositary in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

     (b) All relevant information provided by the Depositary in connection with this Amendment is in every material respect true, accurate and correct, in the context in which they were provided.

                                   ARTICLE IV

                                  MISCELLANEOUS

         SECTION 4.01. Effective Date. This Amendment is dated as of the date set forth above and shall be effective as of the time of effectiveness of the Registration Statement on Form F-6 to be filed by the Depositary in connection with its appointment as successor Depositary (the "Effective Date").

         SECTION 4.02. Indemnification. The parties hereto shall be entitled to the benefits of the indemnification provisions of Section 12 of the Preferred Stock Agreement in connection with any and all liability it or they may incur as a result of the terms of this Amendment and the transactions contemplated herein, subject to the exceptions provided therein.

         SECTION 5.03. Ratification. Except as expressly amended hereby, the terms, covenants and conditions of the Preferred Stock Agreement, as originally executed, shall remain in full force and effect.

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         IN WITNESS WHEREOF, the Company and the Depositary have caused this
Amendment to be executed by representatives thereunto duly authorized as of the date set forth above.

                                            PHILIPPINE LONG DISTANCE TELEPHONE
                                                     COMPANY

                                            By:
                                            -----------------------------------
                                            Name:
                                            Title:

                                            By:
                                            -----------------------------------
                                            Name:
                                            Title:

                                            JPMORGAN CHASE BANK



                                            By:
                                            -----------------------------------
                                            Name:
                                            Title: Vice President




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